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                                                                    EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-84911 of Fifth Third Bancorp on Form S-4 of our report dated January 15, 1999, incorporated by reference in the Annual Report on Form 10-K, as amended, of Fifth Third Bancorp for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                       /s/ Deloitte & Touche LLP
                                                       -------------------------

Cincinnati, Ohio

September 16, 1999